                         SUBORDINATED SECURITY AGREEMENT

                  THIS SUBORDINATED SECURITY AGREEMENT is made as of the 8th day of October, 2003 by Neenah Foundry Company, a Wisconsin corporation ("Issuer" and a "Grantor"), and each of the other entities listed on the signature pages hereof (each, a "Grantor" and collectively, together with Issuer, the "Grantors") in favor of The Bank of New York, a New York banking corporation, as Trustee (the "Trustee") for the noteholders (the "Noteholders") under the Indenture (as defined below). The Trustee's address is 101 Barclay Street, 8th Floor West, New York, New York 10286.

                  1.       DEFINITIONS.

                  As used in this Agreement:

                  "Account Debtor" shall mean any Person who is or may become obligated under or on account of any Account, Contract Right, Chattel Paper or General Intangible.

                  "Agreement" shall mean this Security Agreement, as it may be amended, modified or supplemented from time to time.

                   "Code" shall mean the Uniform Commercial Code as in effect in the State of New York on the date hereof, as it may be amended or otherwise modified.

                  "Collateral" shall mean all of the Property and interests in Property described in Section 2 of this Agreement, and all other property that now or hereafter secures the payment and performance of any of the Obligations.

                  "Contract Right" shall mean any right of Issuer or any Grantor to payment under a contract for the sale or lease of goods or the rendering of services, which right is at the time not yet earned by performance.

                  "Default" shall have the meaning provided to such term in
Section 4.1 of this Agreement.

                  "Guaranty" shall mean the Subsidiary Guarantee as defined in the Indenture, as such Subsidiary Guarantee may be amended, modified or supplemented from time to time.

                  "Guaranty Documents" shall mean, collectively, this Agreement, the Guaranty, the Indenture and all other agreements, instruments and documents now or hereafter executed and/or delivered by any Grantor to Trustee or any Noteholder in order to evidence or secure the Obligations, as each may be amended, modified or supplemented from time to time.

                  "Indenture" shall mean that certain Indenture dated as of the date hereof (as may be amended, modified or supplemented from time to time) by and among Issuer, the Subsidiary

Guarantors party thereto and the Trustee pursuant to which Issuer has issued its 11% senior secured notes due September 30, 2010 in the aggregate principal amount of $133,130,000.

                  "Loan Agreement Termination" shall mean the payment in full of the Senior Indebtedness.

                  "Obligations" shall mean all obligations with respect to the Guaranty and all other indebtedness, liabilities, obligations, covenants and duties arising due or payable from each Grantor to Trustee or any Noteholder of any kind or nature, present or future, arising under the Guaranty or any of the other Guaranty Documents, whether direct or indirect (including those acquired by assignment), absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising and however acquired. The term includes, without limitation, all interest, charges, expenses, fees, attorneys' fees and any other sums chargeable to each Grantor under the Guaranty, this Agreement or any of the other Guaranty Documents.

                  The foregoing definitions shall be equally applicable to the singular and plural forms of the defined terms. Capitalized terms used in this Agreement without definition and defined in the Indenture shall have the meanings ascribed to such terms in the Indenture, it being understood and acknowledged that any such capitalized terms defined in the Indenture describing property or interests in property of Issuer or a Subsidiary Guarantor (including, without limitation, capitalized terms used in Section 2.1 of this Agreement) shall be construed herein to refer to property or interests in property of each Grantor. Terms used in this Agreement and not defined herein or in the Indenture shall have the meanings given such terms in the Code.

                  2.       SECURITY INTEREST.

                  2.1. Security Interest in Collateral. To secure the prompt payment and performance to Trustee and each Noteholder of the Obligations, each Grantor hereby grants to Trustee for the benefit of itself and each Noteholder a continuing Lien upon all of such Grantor's assets, including all of the following Property and interests in Property of such Grantor, whether now owned or existing or hereafter created, acquired or arising and wheresoever located:

                  (a)      Accounts;

                  (b)      Certificated Securities;

                  (c)      Chattel Paper;

                  (d) Computer Hardware and Software and all rights with respect thereto, including, any and all licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications, and any substitutions, replacements, additions or model conversions of any of the foregoing;

                  (e)      Contract Rights;

                                       2-

                  (f)      Deposit Accounts;

                  (g)      Documents;

                  (h)      Equipment;

                  (i)      Financial Assets;

                  (j)      Fixtures;

                  (k) General Intangibles, including Payment Intangibles and Software;

                  (l) Goods (including all of its Equipment, Fixtures and Inventory), and all accessions, additions, attachments, improvements, substitutions and replacements thereto and therefor;

                  (m)      Instruments;

                  (n)      Intellectual Property;

                  (o)      Inventory;

                  (p)      Investment Property;

                  (q)      money (located in every jurisdiction whatsoever);

                  (r)      Letter-of-Credit Rights;

                  (s)      Payment Intangibles;

                  (t)      Security Entitlements;

                  (u)      Software;

                  (v)      Supporting Obligations;

                  (w)      Uncertificated Securities; and

                  (x) to the extent not included in the foregoing, all other personal property of any kind or description;

together with all books, records, writings, data bases, information and other property relating to, used or useful in connection with, or evidencing, embodying, incorporating or referring to any of the foregoing, and all Proceeds, products, offspring, rents, issues, profits and returns of and from any of the foregoing; provided, that to the extent that the provisions of any lease, license, contract, permit, Document or Instrument expressly prohibit (which prohibition is enforceable under applicable law) any assignment thereof (unless such prohibition specifically excludes from its scope an assignment for collateral security purposes) or the grant of a Lien therein, (i) Trustee will not enforce its Lien in any Grantor's rights under such lease, license, contract,

                                       3-
permit, Document or Instrument (other than in respect of the Proceeds thereof) for so long as such prohibition continues, and (ii) to the extent a violation of any such prohibition caused by the Lien under this Section 2.1 would allow the counterparty to any such lease, license, contract, permit, Document or Instrument to terminate the same under applicable law, then such lease, license, contract, permit, Document or Instrument shall not constitute Collateral for so long as such prohibition continues; it being understood that upon request of Trustee, each Grantor will in good faith use reasonable efforts to obtain consent for the creation of a Lien in favor of Trustee (and to Trustee's enforcement of such Lien) in any lease, license, contract, permit, Document or Instrument that prohibits any assignment thereof or the grant of a Lien therein; and provided, further, that no Lien is granted in any "intent to use" trademark applications until such time as a verified statement of use is filed.

                  2.2.     Other Collateral.

                  2.2.1. Commercial Tort Claims. Each Grantor shall promptly notify Trustee in writing upon having a Commercial Tort Claim that arises after the Issue Date against any third party and, upon request of Trustee, promptly enter into an amendment to this Agreement and do such other acts or things reasonably deemed necessary by Trustee to give Trustee a security interest in any such Commercial Tort Claim. Each Grantor represents and warrants that as of the date of this Agreement, to its knowledge, it does not possess any Commercial Tort Claims.

                  2.2.2. Other Collateral. Each Grantor shall (i) prior to the Loan Agreement Termination, from time to time (but in no event later than four months from any event giving rise to the notice obligation) and (ii) following the Loan Agreement Termination, promptly, notify Trustee in writing upon acquiring or otherwise obtaining any Collateral after the date hereof consisting of (1) Deposit Accounts, Investment Property or Letter-of-Credit Rights in (or relating to) an amount in excess of $250,000 or Electronic Chattel Paper in (or relating to) an amount in excess of $1,000,000 and, upon the request of Trustee and subject to the Subordination Agreement, promptly execute such other documents, and do such other acts or things deemed appropriate by Trustee to deliver to Trustee "control" (as such term is defined in the Code) with respect to such Collateral and (2) Documents or Instruments in (or relating to) an amount in excess of $250,000 and, upon the request of Trustee and subject to the Subordination Agreement, will promptly execute such other documents, and do such other acts or things deemed appropriate by Trustee to deliver to Trustee possession of such Documents which are negotiable and Instruments, and, with respect to nonnegotiable Documents, to have such nonnegotiable Documents issued in the name of Trustee; and with respect to Collateral having a value in excess of $250,000 that is in the possession of a third party, other than Certificated Securities and Goods covered by a Document, subject to the Subordination Agreement, obtain an acknowledgement from the third party that it is holding the Collateral for the benefit of Trustee.

                  2.2.3. Lien Perfection; Further Assurances. Each Grantor shall execute such instruments, assignments or documents as are necessary to perfect Trustee's Lien upon any of the Collateral and shall take such other action as may be required to

                                       4-
         perfect or to continue the perfection of Trustee's Lien upon the Collateral. Unless prohibited by applicable law, each Grantor hereby authorizes Trustee to execute and file any such financing statement, including, without limitation, financing statements that indicate the Collateral (i) as all assets of such Grantor or words of similar effect, or (ii) as being of an equal or lesser scope, or with greater or lesser detail, than as set forth in Section 2.1, on such Grantor's behalf. Each Grantor also hereby ratifies its authorization for Trustee to have filed in any jurisdiction any like financing statements or amendments thereto if filed prior to the date hereof. The parties agree that a carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement and may be filed in any appropriate office in lieu thereof. At Trustee's request, each Grantor shall also promptly execute or cause to be executed and shall deliver to Trustee any and all documents, instruments and agreements reasonably deemed necessary by Trustee to give effect to or carry out the terms of the Guaranty Documents.

                  2.2.4. Lien Subordination. Notwithstanding anything in this Agreement to the contrary, the liens securing this Agreement are subordinate in the manner and to the extent set forth in that certain Lien Subordination Agreement (the "Subordination Agreement") dated as of the date hereof among Trustee, Neenah Foundry Company ("Neenah") and the other "Companies" (as defined therein) party thereto and Fleet Capital Corporation ("Agent"), to the liens securing the indebtedness (including interest) owed by the Companies pursuant to or in connection with that certain Loan and Security Agreement dated as of the date hereof among Neenah, certain of the other Companies, Agent and the lenders from time to time party thereto, as such Loan and Security Agreement may be amended, supplemented or otherwise modified from time to time and to indebtedness refinancing the indebtedness under such Loan and Security Agreement; and the Trustee (on behalf of itself and each Noteholder), by its acceptance hereof, irrevocably agrees to be bound by the provisions of the Subordination Agreement and each agreement made therein by the Trustee on its behalf.

                  3.       REPRESENTATIONS, WARRANTIES AND COVENANTS

                  3.1.     [Intentionally Omitted]

                  3.2. Location of Collateral. All Collateral, other than Inventory in transit and motor vehicles, will at all times be kept by the Grantors at one or more of the business locations set forth in Exhibit 3.2 hereto, as updated by the Grantors providing prior written notice to Trustee of any new location.

                  3.3.     Accounts.

                  3.3.1. Records of Accounts. Each Grantor shall keep accurate and complete records of its Accounts and all payments and collections thereon and shall submit to Trustee on such periodic basis as Trustee shall reasonably request a sales and collections report for the preceding period.

                                       5-

                  3.3.2. Account Verification. Any of Trustee's officers, employees or agents shall have the right, at any time or times hereafter, in the name of Trustee, any designee of Trustee or any Grantor, to verify the validity, amount or any other matter relating to any Accounts by mail, telephone, electronic communication or otherwise, and each Grantor shall cooperate fully with Trustee in an effort to facilitate and promptly conclude any such verification process; provided, that so long as no Event of -------- Default has occurred and is continuing, (a) Trustee shall provide each Grantor with reasonable prior notice that Trustee will be conducting Account verifications (it being understood that Trustee shall have no duty to identify any of the specific Account debtors to be contacted by Trustee in connection therewith), and (b) Trustee shall afford each Grantor the opportunity to have an observational role with respect to any such Account verifications (it being understood that no Grantor will have any right to be an active participant with respect to any such Account verifications).

                  3.4. Inventory. Each Grantor shall keep accurate and complete records of its Inventory.

                  3.5. Equipment. Each Grantor shall keep accurate records itemizing and describing the kind, type, quantity and book value of its Equipment and all dispositions thereof. Promptly after the reasonable request therefor by Trustee, each Grantor shall deliver to Trustee any and all evidence of ownership, if any, of any of its Equipment.

                  4.       DEFAULTS; RIGHTS AND REMEDIES ON DEFAULT.

                  4.1. Default. Each of the following occurrences shall constitute a default under this Agreement (each, a "Default"):

                  (a) Breach of Indenture. The occurrence of any Event of Default under the Indenture (it being agreed and understood that, notwithstanding anything to the contrary contained in the Indenture, a breach of any of the terms of Section 2.2, Section 3.2, Section 3.3, Section 3.4 or Section 3.5 hereof shall only result in a Default hereunder and an Event of Default under the Indenture if such breach has not been cured within 30 days after the sooner to occur of any Grantor's receipt of notice of such breach from Trustee or the date on which such breach first becomes known to an officer of any such Grantor); or

                  (b) Breach under other Guaranty Documents. Any Grantor's failure to pay when due any obligations of such Grantor under the Guaranty, or the occurrence of any breach of the terms and conditions contained in any Guaranty Document other than, subject to Section 4.1(a) above, the Indenture.

                  4.2. Remedies. Subject to the Subordination Agreement, upon the occurrence and during the continuance of an Event of Default, Trustee shall have and may exercise from time to time the following other rights and remedies:

                                       6-

                  (a) All of the rights and remedies of a secured party under the UCC or under other applicable law, and all other legal and equitable rights to which Trustee or Noteholders may be entitled, all of which rights and remedies shall be cumulative and shall be in addition to any other rights or remedies contained in this Agreement or any of the other Guaranty Documents, and none of which shall be exclusive.

                  (b) The right to take immediate possession of the Collateral, and to (i) require any Grantor to assemble the Collateral, at each Grantor's expense, and make it available to Trustee at a place designated by Trustee which is reasonably convenient to both parties, and (ii) enter any premises where any of the Collateral shall be located and to keep and store the Collateral on said premises until sold (and if said premises be the Property of any Grantor, each Grantor agrees not to charge Trustee for storage thereof).

                  (c) The right to sell or otherwise dispose of all or any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale or sales, with such notice as may be required by law, in lots or in bulk, for cash or on credit, all as Trustee, in its sole discretion, may deem advisable. Trustee may, at Trustee's option, disclaim any and all warranties regarding the Collateral in connection with any such sale. Each Grantor agrees that 10 days' written notice to any Grantor of any public or private sale or other disposition of Collateral shall be reasonable notice thereof, and such sale shall be at such locations as Trustee may designate in said notice. Trustee shall have the right to conduct such sales on each Grantor's premises, without charge therefor, and such sales may be adjourned from time to time in accordance with applicable law. Trustee shall have the right to sell, lease or otherwise dispose of the Collateral, or any part thereof, for cash, credit or any combination thereof, and Trustee, on behalf of Noteholders, may purchase all or any part of the Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Obligations. The proceeds realized from the sale of any Collateral shall be applied in a manner that is consistent with the terms of the Indenture. If any deficiency shall arise, the Grantors shall remain liable to Trustee and Noteholders therefore. Any surplus shall be remitted to whomsoever shall be legally entitled to the same.

                  (d) Trustee is hereby granted a non-exclusive license or other right to use, without charge, effective upon the occurrence and continuance of an Event of Default, each Grantor's labels, patents, copyrights, licenses, rights of use of any name, trade secrets, tradenames, trademarks and advertising matter, or any Property of a similar nature, as it pertains to the Collateral, in completing, advertising for sale and selling any

                                       7-

                           Collateral and each Grantor's rights under all licenses and all franchise agreements shall inure to Trustee's benefit.

                  4.3. Remedies Cumulative; No Waiver. All covenants, conditions, provisions, warranties, guaranties, indemnities, and other undertakings of each Grantor contained in this Agreement and the other Guaranty Documents, or in any document referred to herein or contained in any agreement supplementary hereto or in any schedule or in any Guaranty Document given to Trustee or any Noteholder or contained in any other agreement between any Noteholder and any Grantor or between Trustee and any Grantor heretofore, concurrently, or hereafter entered into, shall be deemed cumulative to and not in derogation or substitution of any of the terms, covenants, conditions, or agreements of each Grantor herein contained. The failure or delay of Trustee or any Noteholder to require strict performance by any Grantor of any provision of this Agreement or to exercise or enforce any rights, Liens, powers, or remedies hereunder or under any of the aforesaid agreements or other documents or security or Collateral shall not operate as a waiver of such performance, Liens, rights, powers and remedies, but all such requirements, Liens, rights, powers, and remedies shall continue in full force and effect until all Loans and other Obligations owing or to become owing from each Grantor to Trustee and each Noteholder have been fully satisfied. None of the undertakings, agreements, warranties, covenants and representations of each Grantor contained in this Agreement or any of the other Guaranty Documents and no Default or Event of Default by any Grantor under this Agreement or any other Guaranty Documents shall be deemed to have been suspended or waived by Noteholders, unless such suspension or waiver is by an instrument in writing specifying such suspension or waiver and is signed by a duly authorized representative of Trustee and directed to any such Grantor.

                  5.       MISCELLANEOUS.

                  5.1.     Power of Attorney.

                  Each Grantor hereby irrevocably designates, makes, constitutes and appoints Trustee (and all Persons designated by Trustee) as such Grantor's true and lawful attorney (and agent-in-fact), solely with respect to the matters set forth in this Section 5.1, and Trustee, or Trustee's agent, may, subject to the Subordination Agreement, without notice to any Grantor and in any Grantor's or Trustee's name, but at the cost and expense of the Grantors:

                  5.1.1.   [Intentionally Omitted]

                  5.1.2. At such time or times after the occurrence and during the continuance of an Event of Default, as Trustee or its agent in its sole discretion may determine: (i) demand payment of the Accounts from the Account Debtors, enforce payment of the Accounts by legal proceedings or otherwise, and generally exercise all of each Grantor's rights and remedies with respect to the collection of the Accounts;
         (ii) settle, adjust, compromise, discharge or release any of the Accounts or other Collateral or any legal proceedings brought to collect any of the Accounts or other Collateral; (iii) sell or assign any of the Accounts and other Collateral upon such terms, for such amounts and at such time or times as Trustee deems advisable, and at Trustee's option, with all warranties regarding the Collateral disclaimed; (iv) prepare,

                                       8-
         file and sign any Grantor's name to a proof of claim in bankruptcy or similar document against any Account Debtor or to any notice of lien, assignment or satisfaction of lien or similar document in connection with any of the Collateral; (v) receive, open and dispose of all mail addressed to any Grantor and, if an Event of Default has occurred and is continuing, notify postal authorities to change the address for delivery thereof to such address as Trustee may designate until such time as no Event of Default exists; provided, that any contents of such mail other than any checks, notes, acceptances, drafts, money orders or other evidence of payment or proceeds of the Collateral shall be furnished by Trustee to each Grantor in accordance with written instructions provided by any such Grantor; (vi) endorse the name of any Grantor upon any of the items of payment or proceeds relating to any Collateral and deposit the same to the account of Trustee on account of the Obligations; (vii) endorse the name of any Grantor upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to any Collateral; (viii) use each Grantor's stationery and sign the name of each Grantor to verifications of the Accounts and notices thereof to Account Debtors (provided that Trustee shall deliver drafts of any such written communication to each such Grantor prior to the delivery thereof to any Account Debtors); (ix) use the information recorded on or contained in any data processing equipment and Computer Hardware and Software relating to the Accounts, Inventory, Equipment and any other Collateral; (x) make and adjust claims under policies of insurance to the extent related to the Collateral; and (xi) do all other acts and things necessary, in Trustee's determination, to fulfill each Grantor's obligations under this Agreement.

                  The power of attorney granted hereby shall constitute a power coupled with an interest and shall be irrevocable.

                  5.2. Indemnity. Each Grantor hereby agrees to indemnify Trustee and each Noteholder (and each of their Affiliates) and hold Trustee and each Noteholder (and each of their Affiliates) harmless from and against any liability, loss, damage, suit, action or proceeding suffered or incurred by any such Person (including reasonable documented attorneys fees and legal expenses) as the result of any Grantor's failure to observe, perform or discharge such Grantor's duties hereunder, except those determined by a court of competent jurisdiction in a final nonappealable judgment to have arisen out of the bad faith, gross negligence or willful misconduct of, or breach of the terms of this Agreement or any other Guaranty Document by, Trustee or such Noteholder. In addition, each Grantor shall defend Trustee and each Noteholder (and each of their Affiliates) against and hold it harmless from all claims of any Person with respect to the Collateral (except those resulting from the gross negligence or intentional misconduct of, or breach of the terms of this Agreement or any other Loan Document by, any such Person). Without limiting the generality of the foregoing, each Grantor shall indemnify and hold harmless Trustee and each Noteholder (and each of their Affiliates) from and against any loss, damage, cost, expense or liability directly or indirectly arising out of or under the Environmental Laws, or attributable to the use, generation, storage, release, threatened release, discharge, disposal or presence of any pollutants, flammables, explosives, petroleum (including crude oil) or any fraction thereof, radioactive materials, hazardous wastes, toxic substances or related materials,

                                       9-
including, without limitation, any substances defined as or included in the definition of toxic or hazardous substances, wastes, or materials under any Environmental Law, except for those losses, damages, costs, expenses or liabilities determined by a court of competent jurisdiction in a final nonappealable judgment to have arisen out of the bad faith, gross negligence or willful misconduct of Trustee or such Noteholder. Notwithstanding any contrary provision in this Agreement, the obligation of each Grantor under this Section
5.2 shall survive the payment in full of the non-indemnity Obligations and the termination of this Agreement. In connection with its appointment and acting hereunder, the Trustee is entitled to all rights, privileges, benefits, protections, immunities and indemnities provided to it under the Indenture.

                  5.3.     Complete Agreement; Sale of Interest.

                  (a) The Guaranty Documents constitute the complete agreement among the parties with respect to the subject matter hereof and may not be modified, altered or amended, except by an agreement in writing signed by each Grantor and Trustee. No Grantor may sell, assign or transfer any interest in this Agreement or any of the other Guaranty Documents, or any of the Obligations or any portion thereof, including, without limitation, any Grantor's rights, title, interests, remedies, powers and duties hereunder or thereunder.

                  (b) Each Grantor hereby consents to any Noteholder's participation, sale, assignment, transfer or other disposition, at any time or times hereafter, of this Agreement, the Indenture, any of the other Guaranty Documents or any of the Obligations, or of any portion hereof or thereof, including, without limitation, such Noteholder's rights, title, interests, remedies, powers and duties hereunder or thereunder.

                  5.4. Modification of Agreement. No amendment, modification or waiver of any provision of this Agreement or any other Guaranty Document nor consent to any departure by any Grantor therefrom, shall in any event be effective unless the same shall be in writing and signed by Trustee and each Grantor, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                  5.5. Reimbursement of Expenses. If, at any time or times regardless of whether or not an Event of Default then exists, (i) Trustee incurs reasonable and documented legal or accounting expenses or any other costs or out-of-pocket expenses in connection with (1) the negotiation and preparation of this Agreement or any of the other Guaranty Documents or any amendment of or modification of this Agreement or any of the other Guaranty Documents or (2) the administration of this Agreement or any of the other Guaranty Documents and the transactions contemplated hereby and thereby; or (ii) Trustee or any Noteholder incurs reasonable and documented legal or accounting expenses or any other costs or out-of-pocket expenses in connection with (1) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Trustee, any Noteholder, any Grantor or any other Person) relating to the Collateral, this Agreement or any of the other Guaranty Documents or any Grantor's affairs; (2) any attempt to enforce any rights of Trustee or any

                                      10-

Noteholder against any Grantor or any other Person which may be obligated to Trustee or any Noteholder by virtue of this Agreement or any of the other Guaranty Documents, including, without limitation, the Account Debtors; or (3) any attempt to inspect, verify, protect, preserve, restore, collect, sell, liquidate or otherwise dispose of or realize upon the Collateral; then all such legal and accounting expenses, other costs and out of pocket expenses of Trustee or any Noteholder, as applicable, shall be charged to the Grantors; provided, that no Grantor shall be responsible for such expenses, costs and out-of-pocket expenses to the extent incurred because of the gross negligence, bad faith or willful misconduct of Trustee or any Noteholder. All amounts chargeable to any Grantor under this Section 5.5 shall be Obligations secured by all of the Collateral, shall be payable within 15 days following demand to Trustee or such Noteholder, as the case may be, and shall bear interest from the date due and owing until paid in full at the rate set forth in the Indenture. The Grantors shall also reimburse Trustee for expenses incurred by Trustee in its administration of the Collateral to the extent and in the manner provided in the Indenture.

                  5.6. Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

                  5.7. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of each Grantor, Trustee and each Noteholder.

                  5.8. Notice. Except as otherwise provided herein, all notices, requests and demands to or upon a party hereto, to be effective, shall be in writing, return receipt requested, by personal delivery against receipt, by overnight courier or by facsimile and, unless otherwise expressly provided herein, shall be deemed to have been validly served, given, delivered or received, as applicable, immediately when delivered against receipt, one Business Day after deposit with an overnight courier or, in the case of facsimile notice, when sent, addressed as follows:

         If to Trustee:              The Bank of New York
                                     101 Barclay Street, 8th Floor West
                                     New York, NY 10286
                                     Attention: Corporate Trust Administration
                                     Fax No.: (212) 815-5707

         If to any Grantor:          c/o Neenah Foundry Company
                                     2121 Brooks Avenue
                                     Neenah, Wisconsin 54956
                                     Attention: Mr. Gary LaChey
                                     Fax No.: (920) 729-3633

                                      11-

         With a copy to:             Kirkland & Ellis LLP
                                     Citigroup Center
                                     153 E. 53rd Street
                                     New York, New York 10022
                                     Attention: Geoffrey W. Levin, Esq.
                                     Fax No.: (212) 446-4900

or to such other address as each party may designate for itself by notice given in accordance with this Section 5.8.

                  5.9.     Release; Termination.

                  5.9.1. Upon any sale, lease, transfer or other disposition of any item of Collateral that is consummated in compliance with the Subordination Agreement or the Indenture, Trustee shall execute and deliver such documents that the Grantors may reasonably request to evidence the release of any such item of Collateral from the security interests granted hereunder.

                  5.9.2. Upon termination of the Indenture and payment in full of all Obligations (other than contingent indemnity obligations), the security interests granted hereunder shall terminate and all rights to the Collateral shall revert back to the Grantors. Upon such termination, Trustee shall execute and deliver such documents that the Grantors may reasonably request to evidence such termination.

                  5.10. Interpretation. No provision of this Agreement or any of the other Guaranty Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have been structured, drafted or dictated such provision.

                  5.11. Governing Law; Consent to Forum. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO ANY PRINCIPLES OF CONFLICTS OF LAWS); PROVIDED, HOWEVER, THAT IF ANY OF THE COLLATERAL SHALL BE LOCATED IN ANY JURISDICTION OTHER THAN NEW YORK, THE LAWS OF SUCH JURISDICTION SHALL GOVERN THE METHOD, MANNER AND PROCEDURE FOR FORECLOSURE OF TRUSTEE'S LIEN UPON SUCH COLLATERAL AND THE ENFORCEMENT OF TRUSTEE'S OTHER REMEDIES IN RESPECT OF SUCH COLLATERAL TO THE EXTENT THAT THE LAWS OF SUCH JURISDICTION ARE DIFFERENT FROM OR INCONSISTENT WITH THE LAWS OF NEW YORK. AS PART OF THE CONSIDERATION FOR NEW VALUE RECEIVED, AND REGARDLESS OF ANY PRESENT OR FUTURE DOMICILE OR PRINCIPAL PLACE OF BUSINESS OF ANY GRANTOR, TRUSTEE OR ANY NOTEHOLDER, EACH GRANTOR HEREBY CONSENTS AND AGREES THAT THE COURTS OF THE STATE OF NEW YORK, OR, AT TRUSTEE'S OPTION, THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN ANY GRANTOR ON THE ONE HAND AND

                                      12-

TRUSTEE OR ANY NOTEHOLDER ON THE OTHER HAND PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THE CONFIRMATION ORDER (OR IN ANY AGREEMENT TO WHICH ANY GRANTOR IS A PARTY) TO THE CONTRARY, EACH GRANTOR EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH GRANTOR HEREBY WAIVES ANY OBJECTION WHICH ANY GRANTOR MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS. EACH GRANTOR HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH GRANTOR AT THE ADDRESS SET FORTH IN THIS AGREEMENT OR OTHERWISE PROVIDED TO TRUSTEE AS A NEW NOTICE ADDRESS IN ACCORDANCE WITH THE TERMS HEREOF AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH GRANTOR'S ACTUAL RECEIPT THEREOF OR 5 BUSINESS DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID. NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO AFFECT THE RIGHT OF TRUSTEE OR ANY NOTEHOLDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW, OR TO PRECLUDE THE ENFORCEMENT BY TRUSTEE OR ANY NOTEHOLDER OF ANY JUDGMENT OR ORDER OBTAINED IN SUCH FORUM OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE SAME IN ANY OTHER APPROPRIATE FORUM OR JURISDICTION.

                  5.12. Waivers. EACH GRANTOR IRREVOCABLY WAIVES (A) THE RIGHT TO TRIAL BY JURY (WHICH TRUSTEE HEREBY ALSO WAIVES) IN ANY ACTION, SUIT, PROCEEDING OF COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO THIS AGREEMENT, OR ANY OF THE OTHER GUARANTY DOCUMENTS, THE OBLIGATIONS OR THE COLLATERAL; (B) PRESENTMENT, DEMAND AND PROTEST AND NOTICE OF PRESENTMENT, PROTEST, DEFAULT, NON PAYMENT, MATURITY, RELEASE, COMPROMISE, SETTLEMENT, EXTENSION OR RENEWAL OF ANY OR ALL COMMERCIAL PAPER, ACCOUNTS, CONTRACT RIGHTS, DOCUMENTS, INSTRUMENTS, CHATTEL PAPER AND GUARANTIES AT ANY TIME HELD BY TRUSTEE OR ANY NOTEHOLDER, ON WHICH ANY GRANTOR MAY IN ANY WAY BE LIABLE AND HEREBY RATIFIES AND CONFIRMS WHATEVER TRUSTEE OR ANY NOTEHOLDER MAY DO IN THIS REGARD;
(C) NOTICE PRIOR TO TAKING POSSESSION OR CONTROL OF THE COLLATERAL OR ANY BOND OR SECURITY WHICH MIGHT BE REQUIRED BY ANY COURT PRIOR TO ALLOWING TRUSTEE TO EXERCISE ANY REMEDIES HEREUNDER; (D) THE BENEFIT OF ALL VALUATION, APPRAISEMENT AND EXEMPTION LAWS AND (E) NOTICE OF ACCEPTANCE HEREOF. EACH GRANTOR ACKNOWLEDGES THAT THE FOREGOING WAIVERS ARE A MATERIAL INDUCEMENT TO TRUSTEE'S ENTERING INTO THIS AGREEMENT AND THAT TRUSTEE IS RELYING UPON THE FOREGOING WAIVERS IN ITS FUTURE DEALINGS WITH THE GRANTORS. EACH

                                      13-

GRANTOR WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THE FOREGOING WAIVERS WITH ITS LEGAL COUNSEL AND HAS KNOWINGLY AND VOLUNTARILY WAIVED ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

                                      14-

                  IN WITNESS WHEREOF, this Agreement has been duly executed on the day and year specified at the beginning hereof.

                                       NEENAH FOUNDRY COMPANY

                                       By: _____________________________________
                                       Title:___________________________________

                                       DEETER FOUNDRY, INC.

                                       By: _____________________________________
                                       Title:___________________________________

                                       MERCER FORGE CORPORATION

                                       By: _____________________________________
                                       Title:___________________________________

                                       DALTON CORPORATION

                                       By: _____________________________________
                                       Title:___________________________________

                                       DALTON CORPORATION, STRYKER MACHINING
                                       FACILITY CO.

                                       By: _____________________________________
                                       Title:___________________________________

                                       DALTON CORPORATION, WARSAW MANUFACTURING
                                       FACILITY

                                       By: _____________________________________
                                       Title:___________________________________

                                      15-

                                       ADVANCED CAST PRODUCTS, INC.

                                       By: _____________________________________
                                       Title:___________________________________

                                       GREGG INDUSTRIES, INC.

                                       By: _____________________________________
                                       Title:___________________________________

                                       NEENAH TRANSPORT, INC.

                                       By: _____________________________________
                                       Title:___________________________________

                                       CAST ALLOYS, INC.

                                       By: _____________________________________
                                       Title:___________________________________

                                       DALTON CORPORATION, KENDALLVILLE
                                       MANUFACTURING FACILITY

                                       By: _____________________________________
                                       Title:___________________________________

                                       DALTON CORPORATION, ASHLAND
                                       MANUFACTURING FACILITY

                                       By: _____________________________________
                                       Title:___________________________________

                                      16-

                                       A&M SPECIALTIES, INC.

                                       By: _____________________________________
                                       Title:___________________________________

                                       BELCHER CORPORATION

                                       By: _____________________________________
                                       Title:___________________________________

                                       PEERLESS CORPORATION

                                       By: _____________________________________
                                       Title:___________________________________

                                       THE BANK OF NEW YORK, a New York banking corporation, as Trustee

                                       By:______________________________________
                                       Title:___________________________________

                                      17-

                                   EXHIBIT 3.2

                             LOCATIONS OF COLLATERAL

                                      18-